Exhibit 4.44

NEW SUNWARD HOLDING B.V.

CEMEX, S.A.B. DE C.V.

SUNWARD ACQUISITIONS N.V.

as Pledgors

and

WILMINGTON TRUST (LONDON) LIMITED

as Security Agent

and

the Secured Parties

Share Pledges Agreement

In Madrid, on 29 September 2009.

With my intervention, Mr. Rafael Monjó Carrió, Notary Public of the Madrid Notaries Association, with domicile in this city.

APPEAR

On the one hand,

NEW SUNWARD HOLDING B.V., a company duly incorporated under the laws of The Netherlands, with registered offices at Amsteldijk 166, 1079LH Amsterdam, The Netherlands, registered with the Chamber of Commerce and Industries for Amsterdam (Kamer van Koophandel en Fabrieken voor Amsterdam) under the number 34133556 and with tax identification number N-0032922-G (hereinafter, “Holding”).

Represented by Mr. Héctor José Vela Dib, of Mexican nationality, of legal age, bearer of Passport number G00987134 currently in force, with professional address at Madrid, C/ Hernández de Tejada, número 1, acting as attorney by virtue of the faculties conferred in the power of attorney granted before the Notary of Amsterdam, Mr. J.F.A. Aerts, on 7 August 2009, which is duly apostilled according to 1961 Hague Convention.

CEMEX, S.A.B. DE C.V., an entity duly incorporated under the laws of Mexico with registered offices at Ciudad de Monterrey, N.L. (México), Avenida Constitución, 444, Poniente, Zona Centro, registered with the Federal Registry under the number CEM-880726-UZA and with tax identification number N-4121454-E (hereinafter, “Parent”).

Represented by Mr. Juan Pelegrí y Girón, of Spanish nationality, of legal age, with professional address at Madrid, calle Hernández de Tejada número 1, and bearer of Spanish Identity Card number 01489996-X currently in force and by Mr. Héctor José Vela Dib, of Mexican nationality, of legal age, bearer of Passport number G00987134 currently in force, with professional address at Madrid, C/ Hernández de Tejada, número 1, both acting as attorneys by virtue of the faculties conferred in the power of attorney granted before the Notary of Monterrey, Mr. Juan Manuel García García, on 29 July 2009, with number 47206 of his oficial protocol and duly apostilled according to 1961 Hague Convention.

SUNWARD ACQUISITIONS N.V., a company duly incorporated under the laws of The Netherlands, having its registered office at Amsteldijk 166, 1079 LH Amsterdam, The Netherlands and registered with registered with the Chamber of Commerce and Industries for Amsterdam (Kamer van Koophandel en Fabrieken voor Amsterdam) under the number 33235711 and with tax identification number N-0035445-F (hereinafter, “Acquisitions”).

Represented by Mr. Héctor José Vela Dib, of Mexican nationality, of legal age, bearer of Passport number G00987134 currently in force, with professional address at Madrid, C/ Hernández de Tejada, número 1, acting as attorney by virtue of the faculties conferred in the power of attorney granted before the Notary of Amsterdam, Mr. Kjell Stelling, on 28 July 2009, which is duly apostilled according to 1961 Hague Convention.

Hereinafter, Holding, Parent and Acquisitions shall be jointly referred to as the “Pledgors”, and each of them, individually, a “Pledgor”.

And on the other hand,

The entities referred to in Annex 1.A hereto.

The entities referred to in Annex 2 hereto.

WILMINGTON TRUST (LONDON) LIMITED, an entity duly incorporated under the laws of England and Wales with registered offices at 6 Broad Street Place, London EC2M 7JH, registered with the Companies Home under the number 05650152 (hereinafter, the “Security Agent”).

Represented by Mrs. María Luisa Alonso Horcada, of Spanish nationality, of legal age, with professional address at Madrid, Paseo de la Castellana 110, and bearer of Spanish Identity Card number 51702956-Z currently in force, acting as attorney by virtue of the faculties conferred in the power of attorney granted before the Notary of London, Ms. Alisa Grafton, on 1 September 2009, which is duly apostilled according to 1961 Hague Convention.

The Security Agent acts in this Agreement in its own name and on its own behalf and, in addition:

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for the benefit of the entities referred to in Annex 1.B hereto (said entities, together with the entities referred to in Annex 1.A, the “Participant Creditors”) and of the remaining Secured Parties (as defined below) by virtue of the Intercreditor Agreement (as this term is defined below), and

-	in the name and on behalf of the entities referred to in Annex 2 (the “Noteholders Trustees”) by virtue of the relevant powers of attorney.

The entities listed above shall be jointly referred to as the “Parties”.

WHEREAS

I. That the Company (as this term is defined below) and the Pledgors are part of the CEMEX Group (hereinafter, the “Group”), the parent company of which is Parent.

II. That the Parent, in connection with a debt refinancing in respect of the Group, has entered into an English law governed financing agreement executed on 14 August 2009, raised to the status of Spanish public document on the date hereof before the Notary of Madrid, Mr. Rafael Monjo Carrió (hereinafter, the “Financing Agreement”), with the Participating Creditors amongst which Wilmington Trust (London) Limited acts as Security Agent, and to which a number of companies within the Group including the Pledgors and the Company, in their capacity as Original Borrower, Original Guarantors and Original Security Provider in the case of Parent and Holding and Original Security Provider in the case of Acquisitions (as each of these terms is defined in the Financing Agreement), are also parties.

Pursuant to Clause 27 (Changes to Participating Creditors) and Clause 28 (Changes to Obligors) of the Financing Agreement, respectively, it is anticipated that additional Participating Creditors and additional Guarantors may accede to the Financing Agreement.

III. That, pursuant to the Financing Agreement, the Participating Creditors have agreed the terms upon which, during the Override Period, they are willing to continue to make available the Facilities and amend, vary, override and supplement certain terms of the Existing Finance Documents (as defined in the Financing Agreement).

The Financing Agreement includes as Schedule 1 Part II a list of the Original Participating Creditors together with their Exposures.

The Financing Agreement includes as Schedule 10, Part 1A and Part 1C a list of the Existing Notes in relation to the Existing Notes Trustees (as such terms are defined in the Intercreditor Agreement defined below).

IV. That, certain of the Participating Creditors, certain financial institutions in their capacity as administrative agents, the Parent and certain companies of the Group defined therein as the Borrowers and Guarantors, have entered into an omnibus amendment and waiver agreement executed on 14 August 2009, which is governed by New York law (hereinafter, the “Omnibus Agreement”).

That, pursuant to the Omnibus Agreement, the Participating Creditors party thereto have agreed, in relation to the Existing Facility Agreements which are governed by New York law, to amend, vary, override and supplement certain terms of such Existing Facility Agreements in order that they conform to the terms of the Financing Agreement.

V. That, the Participating Creditors, the Security Agent, Parent and certain companies of the Group defined therein as the Original Debtors, have entered into an intercreditor agreement executed on 14 August 2009 (hereinafter, the “Intercreditor Agreement”).

Pursuant to Clause 12 of the Intercreditor Agreement (Changes to the Parties), new parties may accede to the same in accordance with the procedure and formalities set out thereunder.

In addition, it is intended that the Refinancing Creditors, Additional Notes Creditors and Additional Notes Trustee shall have the benefit of the Pledges (as defined below) by acceding to this Agreement pursuant to Clause 16.

A copy of the Intercreditor Agreement is attached herewith as Annex 3.

VI. The Pledgors are the legitimate owners of the shares detailed below of CEMEX ESPAÑA, S.A., a company duly incorporated under the laws of Spain, with registered office in Hernández de Tejada 1, 28027, Madrid (Spain), with Tax Identification Number A-46004214 and registered with the Commercial Registry of Madrid, in volume 9,743 and 9,744, sheet 1 y 166, section 8, page no. M-156542 (hereinafter, “Cemex España” or the “Company”):

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Holding owns 893,625,326 shares of 1.17 euro par value each (hereinafter, the “Holding Shares”), which represent 99.2403% of the share capital of the Company. The Shares are free and clear of any lien or encumbrance whatsoever, as evidenced by the ownership certificate (certificado de legitimación) (hereinafter, the “Holding Shares Ownership Certificate”) issued on 29 July 2009 by Banco Bilbao Vizcaya Argentaria, S.A. (hereinafter, the “Custodian”), managing company of the registry where the Shares are recorded (hereinafter, the “Holding Shares Registry”).

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Parent owns 2,050,000 shares of 1.17 euro par value each (hereinafter, the “Parent Shares”), which represent 0.2276% of the share capital of the Company. The Parent Shares are free and clear of any lien or encumbrance whatsoever, as evidenced by the ownership certificate (certificado de legitimación) (hereinafter, the “Parent Shares Ownership Certificate”) issued on 29 July 2009 by the Custodian, managing company of the registry where the Parent Shares are recorded (hereinafter, the “Parent Shares Registry”).

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Acquisitions owns 1,957 shares of 1.17 euro par value each (hereinafter, the “Acquisitions Shares”), which represent 0.0002% of the share capital of the Company. The Acquisitions Shares are free and clear of any lien or encumbrance whatsoever, as evidenced by the ownership certificate (certificado de legitimación) (hereinafter, the “Acquisitions Shares Ownership Certificate”) issued on 29 July 2009 by the Custodian, managing company of the registry where the Acquisitions Shares are recorded (hereinafter, the “Acquisitions Shares Registry”).

Hereinafter, the Holding Shares, the Parent Shares and the Acquisitions Shares shall be jointly referred to as the “Shares”.

Hereinafter, the Holding Shares Ownership Certificate, the Parent Shares Ownership Certificate and the Acquisitions Shares Ownership Certificate shall be jointly referred to as the “Ownership Certificates”.

Hereinafter, the Holding Shares Registry, the Parent Shares Registry and the Acquisitions Shares Registry shall be jointly referred to as the “Registries”.

VII. That, for the purposes of securing the Secured Obligations (as this term is defined in Clause 1.2 below), the Original Guarantors and the Original Security Providers, amongst which the Pledgors are included, have agreed to grant in favour of the Secured Parties (as defined in Clause 1.2 below), certain guarantees and security interests, including, in the case of the Pledgors, the granting of several rights in rem of pledges over the Shares.

VIII. In light of the above, the Parties have agreed to enter into this Agreement of Pledge over Shares (hereinafter, the “Agreement”) which shall be governed by the following

CLAUSES

1. INTERPRETATION AND DEFINITIONS

1.1. Unless a contrary indication appears, capitalised terms included in this Agreement shall have the same meanings given to them in the Financing Agreement.

The Parties hereby agree that this Agreement shall not in any way prejudice or affect the terms and conditions contained in the Financing Agreement or the Intercreditor Agreement. Further, this Agreement shall be subject to the terms of the Intercreditor Agreement and in the event of any inconsistencies, the Intercreditor Agreement shall prevail amongst the parties hereto and thereto and as permitted by applicable law.

1.2. In addition, the following terms shall have the meaning ascribed to them below:

“Secured Obligations” means all the Liabilities and all other present and future obligations at any time due, owing or incurred by any member of the Group and by each Debtor to any Secured Party under each Debt Documents, both actual and contingent and whether incurred solely or jointly and as principal or surety or in any other capacity (as each of the terms above are defined in the Intercreditor Agreement).

“Secured Parties” shall have the meaning given to it in the Intercreditor Agreement.

“Enforcement Event” shall have the meaning given to it in the Intercreditor Agreement.

“Instructing Group” shall have the meaning given to it in the Intercreditor Agreement.

“Release Date” means the date on which the Transaction Security (as defined in the Intercreditor Agreement) shall be automatically released pursuant to Clause 8.2 of the Intercreditor Agreement.

“Final Discharge Date” shall have the meaning given to it in the Intercreditor Agreement.

2. CREATION OF PLEDGES

2.1 As security for the full and punctual performance of each of the Secured Obligations, the Pledgors hereby create in favour of the Secured Parties several first ranking concurrent pledges over the Shares, which the Secured Parties hereby accept in its own name and on its own behalf or through the Security Agent (hereinafter, the “Pledges”, and each of them, individually, a “Pledge”).

2.2 In this regard, for clarification purposes, the obligations arising from each of the Debt Documents (as defined in the Intercreditor Agreement) in favour of the Secured Parties is secured by a different Pledge created hereunder.

2.3. No obligations shall be included in the definition of Secured Obligations to the extent that, if they were included, the security interests granted pursuant to this Agreement or any part thereof would be void as a result of violation of the prohibition on financial assistance contained in Article 2:98c and 2:207c Dutch Civil Code or any other applicable financial assistance rules under any relevant jurisdiction (hereinafter, the “Prohibition”) and all provisions hereof will be interpreted accordingly. For the avoidance of doubt, this Agreement will continue to secure those obligations which, if included in the definition of Secured Obligations, will not constitute a violation of the Prohibition.

2.4 Each of the Pledges is independent in its own right and shall each be governed separately by Clauses 2 to 17 of this Agreement. The references made in this Agreement to the Secured Obligations, the Pledges (including their enforcement and cancellation) and the Secured Parties shall be deemed to be made separately in regard to each of the Pledges, although it shall only be possible to jointly enforce all Pledges in accordance with the terms provided herein and in the Intercreditor Agreement.

3. SECURED OBLIGATIONS. INDIVISIBLE NATURE

3.1 Each of the Pledges created in favour of the Secured Parties secures the full and punctual performance of all the relevant Secured Obligations.

3.2 Each of the Pledges is of an indivisible nature. Consequently, each Pledge secures the punctual performance of the corresponding Secured Obligations in their entirety. Partial performance of the Secured Obligations will not entail the proportional cancellation of the relevant Pledges.

3.3 The Secured Parties may enforce the Pledges independently of any other personal guarantee or rights in rem of pledges created or to be created for the purposes of securing the performance of the Secured Obligations. Consequently, the Pledges may be enforced previously, simultaneously or subsequently to the enforcement of any other guarantee created in favour of the Secured Parties.

4. DELIVERY OF THE POSSESSION

4.1 In accordance with Article 10 of the Law 24/1988, dated 28 July, on the Securities Market, the recording of the Pledges in the corresponding accounts of the Registries will be equivalent to the delivery of possession of the Shares.

4.2 The Custodian, by means of is appearance as a party to this Agreement, acknowledges the execution of this Agreement and:

4.2.1 hereby records the creation of each of the Pledges in the relevant book entries Registries. This recording shall be equivalent to the delivery of possession of the Shares pursuant to Article 10 of the Law 24/1988, dated 28 July, on the Securities Market and Article 13 of RD 116/1992;

4.2.2 undertakes to issue new ownership certificates which evidence the creation of the Pledges as well as its registration with the relevant book entries Registries (hereinafter, the “Pledges Certificates”).

4.3 The Notary hereby delivers to the Security Agent the original pledges certificates received from the Custodian, and the Security Agent shall keep the Pledges Certificates until the Pledges are released pursuant to Clause 9 of this Agreement.

The Security Agent undertakes to safekeep the Pledges Certificates and to return them to the Pledgors immediately upon the cancellation of the Pledges in accordance with Clause 9 below.

5. EXTENSION OF PLEDGES

5.1 Replacement of assets

The Pledges created herein shall extend to comprise any shares, securities, assets (tangible or intangible) or funds which substitute or correspond to the Shares in the event of merger, winding up, capital increase or reduction, conversion or share swap, transformation, de-merger or any other similar corporate transactions affecting the Company or the Shares such that the value of the Pledges does not decrease. Hereinafter, any reference to the Shares in this Agreement shall extend to comprise any right, securities, assets or funds that may correspond or in future substitute to the Shares.

If as a result of any transactions referred to in the preceding paragraph, the Pledges extend to cash or credit rights convertible into cash, the relevant amount shall be deposited in accounts opened by the Pledgors with the entity or entities appointed by the Instructing Group (through the Security Agent) and shall remain pledged in favour of the Secured Parties (in similar terms to those contained herein). Should any of the Pledges over the credit right to the reimbursement of the cash be enforced, the enforcement will take place by means of the set off of the relevant amount, which shall be directly allocated to the Secured Parties against the Secured Obligations outstanding, on a pro rata basis, provided that prior notice has been served to the Pledgors.

The extension of the Pledges, if applicable, shall be made at the request of the Security Agent on written instructions of the Instructing Group, by means of the execution of public or private documents as may be necessary or desirable in light of the type of guarantee to be granted pursuant to the nature of the asset that replaces the Shares. The Pledgors undertake to grant as many documents as may be necessary for the purposes of extending the Pledges within thirty (30) calendar days following receipt of a written request from the Security Agent for such purposes.

In the event that such documents are not granted within the above referred deadline, the Security Agent shall be entitled to grant the same in the name and on behalf of the Pledgors exercising the faculties conferred under the irrevocable powers of attorney granted by the Pledgors on the date hereof in favour of the Security Agent (even if this implies self-contracting).

5.2 Increase of share capital

In the event that a capital share increase is made in accordance with the Financing Agreement, the Pledgors shall inform the Security Agent in writing at least five (5) Business Days in advance of the date on which a general shareholders meeting, in which that increase of share capital is to be considered or approved, is to be held and shall send the Security Agent, through registered mail, a copy of the deed of increase of share capital as soon as the Pledgors receive it from the relevant Notary.

The Pledgors undertake to do all things and execute all documents as may be necessary in order for the Pledges to be extended to such newly-issued shares of the Company subscribed by the Pledgors, in order to avoid a decrease in the value of the Pledges (as referred to a percentage in the share capital), so that 99.4681% of the share capital of the Company is pledged at all times.

The extension of the Pledges shall be documented by a supplementary pledge document granted by the Pledgors before a Spanish Notary within thirty (30) calendars days following the date of registration of the capital increase with the Mercantile Registry, and shall be recorded with the corresponding accounts of the Registries.

In the event that such documents are not granted and/or the extension is not perfected within the above referred deadline, the Security Agent shall be entitled to grant the same in the name and on behalf of the Pledgors exercising the faculties conferred under the irrevocable powers of attorney granted by the Pledgors on the date hereof in favour of the Security Agent (even if this implies self-contracting).

6. NON DISPOSAL OF THE SHARES

In accordance with Article 21 of RD 116/1992, for so long as any of the Pledges over the Shares is in force, the Shares may not be transferred and, therefore, the Pledgors may not sell, transfer, encumber, levy or dispose of the Shares in any way or create any option right or restriction to the transmission thereof without the express prior written consent of the Security Agent acting on the instructions of the Instructing Group, unless it is otherwise permitted in accordance with the terms of the Financing Agreement.

7. EXERCISE OF THE RIGHTS ATTACHED TO THE SHARES

7.1 The following rights shall remain with the Pledgors:

7.1.1 the voting rights attached to the Shares; and

7.1.2 the economic rights attached to the Shares (including, dividends, interests or any other return).

7.2 Notwithstanding the above, the Pledgors may not exercise, without the prior consent of the Security Agent, the voting rights attached to the Shares for the purposes of passing resolutions that are (i) contrary to the provisions of the Financing Agreement and/or the Intercreditor Agreement; or (ii) detrimental to the rights conferred upon the Secured Parties hereunder.

7.3 Upon (i) the occurrence of an Enforcement Event and (ii) the service of a notice to that purpose sent by the Security Agent, following the instructions required pursuant to the Intercreditor Agreement to the Pledgors, the Secured Parties, acting through the Security Agent, shall be entitled to exercise all rights attached to the Shares.

For the above purposes, the Pledgors undertake to promptly perform as many actions as may be necessary or desirable in order to allow the exercise of the rights attached to the Shares by the Secured Parties in accordance with the preceding paragraph.

8. REPRESENTATIONS OF THE PLEDGORs

8.1 The Pledgors represent in favour of the Secured Parties:

8.1.1 That the Company exists and is validly incorporated under the laws of Spain and is registered with the Mercantile Registry of Madrid.

8.1.2 That the Custodian is the managing company of the Registries where the Shares are recorded.

8.1.3 That they have the capacity to execute this Agreement and all necessary actions to authorise the execution and performance of this Agreement have been obtained.

8.1.4 That the rights in rem of pledges constitute valid and binding obligations to the Pledgors, in accordance with the terms of this Agreement.

8.1.5 That the acceptance and performance by the Pledgors of the obligations set out hereunder: (a) does not contravene any judicial or administrative order or decision; (b) does not contravene their constitutional documents or the Company in any respect; (c) does not oppose to any document, agreement or contract binding for the Pledgors or the Company; and (d) does not require any authorisation, consent, licence or permit.

8.1.6 That each of the Pledgors is the owner of the Shares identified in Recital V of this Agreement and has the full title to dispose of its Shares.

8.1.7 That the Shares: (a) are free from any lien, encumbrance, option right or statutory or contractual restriction to their transmission; (b) have been validly issued by the Company; and (c) are fully subscribed and paid up.

8.1.8 Subject to acceptance by the Secured Parties, first ranking pledges over the Shares are created in favour of the Secured Parties as security for the performance of the Secured Obligations.

8.1.9 That the pledged Shares represent the 99.4681% of the share capital of the Company.

9. TERMINATION OF THE PLEDGES

9.1 The Pledges shall be automatically terminated and cancelled on the earlier of (i) the Final Discharge Date (as defined in the Intercreditor Agreement) or (ii) the Release Date.

9.2 In accordance with Clause 8.2 of the Intercreditor Agreement, the Security Agent, on behalf of the Secured Parties, shall within ten (10) Business Days following the Release Date release all of the Pledges created under this Agreement and shall do all such acts as may be necessary or desirable to effect the termination and/or cancellation of the Pledges, including, but not limited to, (i) returning to the Pledgors the Pledges Certificates (or any replacement thereof) and (ii) notifying the Custodian in order that such cancellation may be recorded in the Registries accordingly.

10. MATURITY AND ENFORCEMENT

10.1 Subject to the terms and conditions of this Agreement and the Intercreditor Agreement, the Pledges may be enforced upon the occurrence of an Enforcement Event and for so long as it is continuing and there is an amount owing, due and payable, in which case the Security Agent, following instructions from the Instructing Group (as this term is defined in the Intercreditor Agreement), shall be entitled to enforce the Pledges.

10.2 Following an Enforcement Event, the Security Agent shall not take any enforcement action against the Shares unless expressly instructed to do so in writing by the Instructing Group (as such term is defined in the Intercreditor Agreement) or otherwise in accordance with the terms of the Intercreditor Agreement, and for the purposes of the enforcement of the Pledges, the Secured Parties may, through the Security Agent, initiate upon their election, any of the legal proceedings available for the enforcement of the Pledges, including the ordinary or executive judicial proceedings or the non-judicial proceeding set forth in Article 1872 of the Civil Code, and also the procedure set out in Articles 11 and subsequent of Royal Decree-Law 5/2005, of 11 March 2005 (hereinafter, the “RDL 5/2005”), it being understood that the election of any of the above proceedings does not limit the possibility of electing any of the other proceedings, if the Secured Obligations have not been fully discharged.

10.3 For the purposes of the enforcement of the Pledges (by any of the relevant procedures), the Parties agree that any amount due and payable in the event of enforcement of the Pledges shall be the amount indicated in the certificate issued by the Administrative Agent pursuant to Article 572.2 of the Spanish Law of Civil Procedure, reflecting the balance owed under the Secured Obligations, in accordance with the provisions of Clause 35 of the Financing Agreement.

10.4 In the event that the Secured Parties, through the Security Agent, decide to follow the special enforcement proceedings set forth in RDL 5/2005, the following is agreed:

10.4.1 In accordance with article 12 of RDL 5/2005, for the commencement of the enforcement proceeding the Security Agent shall send an enforcement request (hereinafter, the “Enforcement Request”) to the Custodian, which shall include the following:

(i) the relevant details of the Financing Agreement, including name, date, type, information on the parties and a declaration that an early termination event has occurred or the reason for the termination, acceleration and settlement of the Secured Obligations;

(ii) the amount of the debt of the Pledgors, as a result of the termination of the Financing Agreement;

(iii) the name and details of the Custodian; and

(iv) the order for the sale of the Shares or the order for the transfer (free of payment) of the Shares to the account of the Security Agent.

The Custodian shall check the identity of the creditor and the authority of the person signing the request, and shall take the necessary measures for the selling or transferring the Shares with the intervention of a notary or through a “sociedad de valores”, “agencia de valores” or credit entity as per the Third Additional Provision of Law 24/1988, dated 28 July, on the securities market, as amended.

10.4.2 In the event of enforcement of the Pledges, the value of the Shares shall be their market value (hereinafter, the “Enforcement Value”). The Enforcement Value of the Shares shall be the value determined by an independent investment bank of internationally recognised standing which shall be appointed by the Security Agent (following the instructions of the Instructing Group) among the following: Goldman Sachs, Rothschild, UBS, Nomura and Credit Suisse First Boston. The appointed investment bank (hereinafter, the “Investment Bank”) must be independent from the Pledgors and the Secured Parties at the time of determining the Enforcement Value, and must confirm in writing to the Parties that it is not affected by any conflict of interest or by any other circumstance which may prejudice its independence to determine the Enforcement Value. The appointed Investment Bank will issue its valuation within one fifteen (15) working days from its acceptance. Any cost arising out from the valuation of the Shares shall be borne by the Pledgors. The Pledgors unconditionally and irrevocably undertake hereby to promptly provide the Security Agent with all financial, commercial, legal or technical information that is required to assess the Enforcement Value of the Shares.

The parties expressly agree that the Security Agent may request the Investment Bank to determine the Enforcement Value of the Shares at any time after an Enforcement Event occurs provided that prior notice to that effect has been served by the Security Agent following instructions of the Instructing Group to the Pledgors.

The Enforcement Value shall be based on the results obtained by the Investment Bank by using the following methods: (i) break-up value of the Company and of its consolidated group; (ii) value of the Shares pursuant to the discounted cash flows valuation method; (iii) value of the Shares pursuant to the company multiples and comparable transactions valuation methods; and (iv) any other applicable valuation method generally accepted by the international financial community.

10.4.3 After the occurrence of an Enforcement Event, and once the Enforcement Value has been determined by the Investment Bank, the Secured Parties, acting through the Security Agent, may enforce the Pledges by selling the Shares to any third party or by means of directly acquiring them. The minimum selling price shall be the Enforcement Value corresponding to the transferred Shares.

10.4.4 After the occurrence of an Enforcement Event, the Security Agent, even if it gives rise to self-contracting, and by virtue of the irrevocable powers of attorney granted on the date hereof by the Pledgors to these effects, shall be capable of acting as the attorney of the Pledgors for the purpose of the sale of the Shares in the condition of seller, as well as for the purposes of granting in its name and behalf any public or private documents which may be necessary for the formalisation of the transfer of the Shares.

10.5 In the event that the Participating Creditors, acting through the Security Agent, decide to follow the enforcement proceedings set forth under article 1872 of the Civil Code, the following is agreed:

10.5.1 The domiciles for requests and notifications shall be those indicated in Clause 12 below.

10.5.2 The minimum bid price for the first auction shall be, at the option of the Instructing Group (as this term is defined in the Intercreditor Agreement), the Enforcement Value (determined in accordance with Clause 10.4 above). The minimum bid price for the second auction shall be the 75% of the Enforcement Value.

If no bids were presented in the first two auctions, the Secured Parties may become owners of the Shares, acknowledging receipt of payment of the amount owed under the relevant Secured Obligations.

At the request of the Security Agent, third and further auctions may take place with the same formalities and no initial bid price.

10.5.3 The Security Agent, by virtue of the irrevocable powers of attorney granted by the Pledgors on the date hereof for such purposes, shall be capable of acting as representative of the Pledgors in the auction of the Shares, as transferor, and to execute the notarial deed of transfer of the Shares in favour of the purchaser on behalf of the

Pledgors.

10.5.4 The Spanish Notary Public competent for the enforcement proceedings shall be a Notary resident in Madrid (capital city) appointed by the Security Agent.

Upon the request of the Security Agent, partial auctions may take place for selling the Shares in different lots.

The auctions shall be announced ten (10) calendar days in advance. In case of several auctions, the announcement of each such auctions may be effected simultaneously, however, a minimum ten (10) calendar days period must elapse between each of such auctions. The Pledgors and the Company shall be as well notified with the same advance, indicating the Notary who shall carry out the auction.

10.5.5 Any bidder (except for the Secured Parties) shall place a deposit with the relevant notary appointed for the enforcement of the Pledges for an amount equal to 10% of the minimum bid price for the first auction, as security for the formalisation of the transfer and payment in case of award; if this is not formalised the bidder shall lose the deposit in favour of the Secured Parties who shall apply such amounts towards the discharge of the Secured Obligations in the order provided for the in the Intercreditor Agreement.

10.6 In case of enforcement of the Pledges through the enforcement proceedings set forth under RDL 5/2005 or article 1872 of the Civil Code, the Security Agent will apply the price obtained from the sale of the Shares to the complete repayment of the Secured Obligations and, if any, shall deliver to the Pledgors the excess obtained from the sale of the Shares once all costs, expenses and taxes related to the sale have been satisfied.

10.7 The Secured Parties shall keep any and all of their rights and legal actions against the Pledgors for any portion of the Secured Obligations that has not been satisfied or collected as a result of the enforcement of the Pledges.

11. TAXES AND EXPENSES

All present and future taxes, fees and expenses of any nature whatsoever (including the fees of the Notary attesting and before whom this Agreement is granted and those connected with the maintenance of the Registries of book entries where the Shares are recorded) arising out of the execution, extension, maintenance, amendments, cancellation and enforcement of the Pledges in accordance with this Agreement as well as any other fees or expenses of legal advisors and procuradores and the judicial costs in which the Secured Parties may incur as a consequence of the breach by the Pledgors of any of its obligations hereunder, shall be borne by the Pledgors.

12. NOTICES

12.1 All notices to be delivered between the parties in connection with this Agreement shall be made in writing by means of a letter signed by a duly empowered attorney and sent with acknowledgement of receipt. When urgent, notices may be delivered by fax or by any other mean that may evidence its reception. In this latter case, the notices shall be confirmed within the following five (5) calendar days by means of a letter with acknowledgement of receipt.

12.2 The address of each of the parties for the purposes of notices are as follows:

12.2.1 For Holding:

Address:         C / Hernández de Tejada 1, 28027, Madrid (Spain)

Attention of:  Mr. Juan Pelegrí y Girón

Telf:                +34 91 377 9254

Fax:                  +34 91 377 96 48

12.2.2 For Parent:

Address:         C / Hernández de Tejada 1, 28027, Madrid (Spain)

Attention of:  Mr. Juan Pelegrí y Girón

Telf:                +34 91 377 9254

Fax:                  +34 91 377 96 48

12.2.3 For Acquisitions:

Address:         C / Hernández de Tejada 1, 28027, Madrid (Spain)

Attention of:  Mr. Juan Pelegrí y Girón

Telf:                +34 91 377 9254

Fax:                  +34 91 377 96 48

12.2.4 For the Security Agent and the Secured Parties:

Address:         6 Broad Street Place, London EC2M 7JH

Attention of:  Elaine K. Lockhart

Fax:                  +44 (0) 20 7614 1122

12.2.5 For the Company:

Address:         C/ Hernández de Tejada 1, 28027, Madrid (Spain)

Attention of:  Mr. Juan Pelegrí y Girón

Telf:                +34 91 377 92 54

Fax:                  + 34 91 377 96 48

12.3 Any change of address shall be communicated to the other parties with no less than five (5) calendar days prior notice in accordance with Clause 12.1 above.

13. FURTHER ASSURANCES

The Pledgors shall, within ten (10) Business Days of receipt of a written request from the Security Agent, grant all such documents (private or public) as may be necessary to clarify any term of this Agreement or perfect the Pledges.

14. ASSIGNMENT OF THE PLEDGE

The Pledgors hereby acknowledge and agree that, pursuant to the Financing Agreement and the Intercreditor Agreement, each of the Secured Parties may assign or transfer by novation any of its rights and benefits in respect of (in case of a Participating Creditor or Refinancing Creditor) any of its Exposures under the Facilities (as the three preceding terms are defined in the Financing Agreement), and (in the case of a Noteholder) the Notes held by it (as the two preceding terms are defined in the Intercreditor Agreement).

The Pledgors hereby expressly acknowledges and agrees that, in accordance with article 1528 of the Spanish Civil Code, any assignment or transfer carried out by any of the Secured Parties (or any subsequent assignee or transferee thereof) under the provisions of the Financing Agreement or Refinancing Documents and the Intercreditor Agreement, or the relevant Noteholder Documents (as defined in the Intercreditor Agreement), shall automatically entail without the need of any further agreement of the Pledgors to such effect, the proportional assignment of the rights corresponding to the relevant Participating Creditor, Refinancing Creditor or Noteholder (as the case may be) by virtue of the relevant Pledge. Notwithstanding the above, the Pledgors undertake that, upon the Security Agent’s request, it will grant as many public or private documents as may be necessary or desirable to evidence such transfers. Any costs and/or expenses related to the execution of such documents shall be borne by the Pledgors.

Consequently, references in this Agreement to the Secured Parties and/or the Security Agent shall be construed as references to the Secured Parties and/or the Security Agent from time to time under the Financing Agreement and/or the Intercreditor Agreement.

Likewise, the references to the Security Agent shall be deemed to be made to the entity that holds that condition from time to time.

15. SECURITY AGENT

15.1 The Security Agent shall not, whether by virtue of this Agreement or by exercising any of its rights thereunder, owe any duty of care or fiduciary duty to the Pledgors or the Company.

15.2 The permissive rights of the Security Agent to take action under this Agreement shall not be construed as an obligation or duty for it to do so.

15.3 Provided it complies with its obligations in this Agreement, the Security Agent is not required to have any regard to the interests of the Company.

15.4 In acting as Security Agent, the Security Agent shall be treated as acting through its agency division which shall be treated as a separate entity from its other divisions and departments. Any information received or acquired by the Security Agent which is received or acquired by some other division or department or otherwise than in its capacity as Security Agent may be treated as confidential by the Security Agent and will not be treated as information possessed by the Security Agent in its capacity as such.

15.5 In acting or otherwise exercising its rights or performing its duties under any of this Agreement, the Security Agent shall act in accordance with the provisions of the Intercreditor Agreement and shall, when required to grant a consent, exercise a discretion, take or omit to take any action, seek instruction or direction from the Instructing Group or Administrative Agent (as applicable and as provided in the Intercreditor Agreement). In so acting, the Security Agent shall have the rights, benefits, protections, indemnities and immunities set out in the Intercreditor Agreement as if those provisions were set out in this Agreement, mutatis mutandis, and shall not incur any liability to the Pledgors, the Company or to any other Person.

15.6 The provisions of this Clause 15 shall survive any termination of this Agreement.

16. ACCESSION AND RATIFICATION

16.1 The Secured Parties on whose benefit the Security Trustee has acted herein may accede to this Agreement and ratify its content, accepting the Pledges created in their favour, by appearing before the intervening notary.

16.2 The Parties hereby instruct the intervening notary to document the accessions and ratifications set out in the previous paragraph by means of the execution of the relevant deeds (pólizas or escrituras) by the relevant Secured Parties.

16.3 The intervening notary accepts the aforementioned instructions.

17. LAW AND JURISDICTION

17.1 This Agreement will be governed by and construed in accordance with Spanish law.

17.2 Each of the parties to this Agreement irrevocably submits themselves, with express waiver to any other forum, to the jurisdiction of the Courts and Tribunals of the city of Madrid for the resolution of any claim which may arise out of in connection with this Agreement.

18. LANGUAGE

This Agreement is executed in both the Spanish and the English language. In the event of any discrepancy or inconsistency between the Spanish and the English versions, the Spanish version shall prevail. The English version is intended for information purposes only.

Las Partes se manifiestan conformes con el contenido de este Contrato tal y como aparece redactado, extendido en              hojas incluidos sus anexos, que otorgan y firman únicamente en la última página con mi intervención que sello y rubrico todos los folios, quedando el original en mi archivo.

Y yo, el Notario, hechas las advertencias legales oportunas, doy fe de la identidad de las Partes, de la legitimidad de sus firmas, y de todo lo convenido en este Contrato, que firmo y sello en el lugar y fecha del encabezamiento.

NEW SUNWARD HOLDING B.V.

/s/ Héctor José Vela Dib

p.p. D. Héctor José Vela Dib

CEMEX, S.A.B. DE C.V.

/s/ Héctor José Vela Dib	/s/ Juan Pelegrí y Girón

p.p. D. Héctor José Vela Dib                                                  p.p. D. Juan Pelegrí y Girón

SUNWARD ACQUISITIONS B.V.

/s/ Héctor José Vela Dib

p.p. D. Héctor José Vela Dib

WILMINGTON TRUST (LONDON) LIMITED

/s/ María Luisa Alonso Horcada

p.p. Dª. María Luisa Alonso Horcada

ABN AMRO BANK, N.V.

ABN AMRO BANK N.V. SUCURSAL EN ESPAÑA

ATLANTIC SECURITY BANK

BANCA MONTE DEI PASCHI DI SIENA S.P.A., SUCURSAL EN NUEVA YORK

BANCA MONTE DEI PASCHI DI SIENA S.P.A., SUCURSAL EN LONDRES

BANCO NACIONAL DE COMERCIO EXTERIOR, S.N.C.

BANCO NACIONAL DE MÉXICO, S.A. INTEGRANTE DEL GRUPO FINANCIERO

BANAMEX

BANK OF AMERICA N.A.

BANK OF AMERICA N.A., SUCURSAL EN ESPAÑA

BARCLAYS BANK PLC

BAYERISCHE LANDESBANK

BNP PARIBAS

BNP PARIBAS SUCURSAL EN SYDNEY

BNP PARIBAS SUCURSAL EN PANAMA

BNP PARIBAS SUCURSAL EN ESPAÑA

BRED BANQUE POPULAIRE

CAISSE REGIONALE DE CREDIT AGRICOLE MUTUEL DE PARIS ES D’ILE-DE-FRANCE

CALYON

CALYON, SUCURSAL EN NUEVA YORK

CALYON SUCURSAL EN ESPAÑA

CENTROBANCA – BANCA DI CREDITO FINANZIARIO E MOBILIARE S.P.A.

CITIBANK (BANAMEX USA)

CITIBANK N.A. NASSAU, SUCURSAL EN BAHAMAS

CITIBANK N.A.

COMERICA BANK

COMMERZBANK AG, SUCURSAL EN LONDRES

COMMERZBANK AG, SUCURSAL EN NUEVA YORK (anteriormente, DRESDNER BANK AG.)

CREDIT INDUSTRIELE ET COMMERCIAL, SUCURSAL EN LONDRES

DEUTSCHE BANK AG, SUCURSAL EN NUEVA YORK

DEUTSCHE BANK LUXEMBOURG S.A.

FORTIS BANK S.A./N.V.

FORTIS BANK S.A./N.V. SUCURSAL EN ISLAS CAYMAN

FORTIS S.A., SUCURSAL EN ESPAÑA

HSBC BANK PLC, SUCURSAL EN ESPAÑA

HSBC MÉXICO S.A. INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO

HSBC

HSBC MÉXICO S.A. INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO

HSBC, ACTUANDO A TRAVÉS DE SU SUCURSAL EN ISLAS CAYMAN

INTESA SANPAOLO S.P.A. SUCURSAL EN NUEVA YORK

JP MORGAN CHASE BANK, N.A.

JP MORGAN CHASE BANK, N.A. SUCURSAL EN ESPAÑA

LANDESBANK BADEN-WÜRTTEMBERG, SUCURSAL EN LONDRES

LANDESBANK BADEN-WÜRTTEMBERG, SUCURSAL EN STUTTGART

LLOYDS TSB BANK PLC

LLOYDS TSB BANK PLC, SUCURSAL EN ESPAÑA

MEDIOBANCA-BANCA DI CREDITO FINANZIARIO S.P.A.

MERRILL LYNCH INTERNATIONAL BANK, LTD

MIZUHO CORPORATE BANK, LTD

MIZUHO CORPORATE BANK NEDERLAND, N.V.

MORGAN STANLEY BANK INTERNATIONAL LIMITED

SCOTIABANK EUROPE PLC

SCOTIABANK EUROPE PLC, SUCURSAL EN LONDRES

STANDARD CHARTERED BANK

TAKAREKBANK (MAGYAR)

THE BANK OF NOVA SCOTIA

THE BANK OF TOKYO-MITSUBISHI UFJ LTD, SUCURSAL EN ESPAÑA

THE BANK OF TOKYO-MITSUBISHI UFJ

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

THE ROYAL BANK OF SCOTLAND PLC

WACHOVIA BANK, NACIONAL ASSOCIATION

WESTLB AG, SUCURSAL EN ESPAÑA

WESTPAC EUROPE LIMITED

WILMINGTON TRUST (SECURITY AGENT)

PRINCIPAL LIFE INSURANCE COMPANY

RGA REINSURANCE COMPANY

SYMETRA LIFE INSURANCE COMPANY

SCOTISH RE (U.S.). INC.

GENERAL AMERICAN LIFE INSURANCE

NEW ENGLAND LIFE INSURANCE

METLIFE INSURANCE COMPANY OF CONNECTICUT

METROPOLITAN LIFE INSURANCE COMPANY

METROPOLITAN TOWER LIFE INSURANCE COMPANY

WESTERN NATIONAL LIFE INSURANCE COMPANY (FORMERLY AIG ANNUITY INSURANCE COMPANY)

AMERICAN GENERAL LIFE AND ACCIDENT INSURANCE COMPANY

AMERICAN INTERNATIONAL LIFE ASSURANCE COMPANY OF NEW YORK

MERIT LIFE INSURANCE CO.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

ING LIFE INSURANCE & ANNUITY COMPANY

ING USA LIFE INSURANCE AND ANNUITY COMPANY

RELIASTAR LIFE INSURANCE COMPANY

SECURITY OF DENVER INSURANCE COMPANY

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

JOHN HANCOCK LIFE INSURANCE COMPANY

MANULIFE LIFE INSURANCE COMPANY

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION,

INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT

NEW YORK LIFE INSURANCE COMPANY

THRIVENT FINANCIAL FOR LUTHERANS

HARTFORD ACCIDENT AND INDEMNITY COMPANY

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY

HARTFORD LIFE INSURANCE COMPANY

AMCO INSURANCE COMPANY

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

NATIONWIDE LIFE INSURANCE COMPANY

NATIONWIDE MULTIPLE MATURITY SEPARATE ACCOUNT

NATIONWIDE MUTUAL INSURANCE COMPANY

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

BERKSHIRE LIFE INSURANCE COMPANY OF AMERICA

MONUMENTAL LIFE INSURANCE COMPANY

PACIFIC LIFE INSURANCE COMPANY

NATIONAL BENEFIT LIFE INSURANCE COMPANY

PRIMERICA LIFE INSURANCE COMPANY

SWISS RE LIFE & HEALTH AMERICA INC.

WESTPORT INSURANCE CORPORATION (FKA EMPLOYERS REINSURANCE CORPORATION)

ALLSTATE LIFE INSURANCE COMPANY

ALLIED IRISH BANKS PLC

BARCLAYS BANK PLC

GENWORTH LIFE INSURANCE COMPANY

GENWORTH LIFE INSURANCE COMPANY OF NEW YORK

ORIOLE CDO

PHL VARIABLE INSURANCE COMPANY

PHOENIX LIFE INSURANCE COMPANY

KNIGHTS OF COLUMBUS

THE OHIO NATIONAL LIFE INSURANCE COMPANY

AVIVA LIFE AND ANNUITY COMPANY

BENEFICIAL LIFE INSURANCE COMPANY

ENSURE INVESTMENT FUND

NEW ENGLAND LIFE INSURANCE

/s/ María Luisa Alonso Horcada

p.p. Dª. María Luisa Alonso Horcada

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

/s/ Miguel Castillo Gitiérrez	/s/ Itziar Sogo Aldamendi
p.p. D. Miguel Castillo Gitiérrez	p.p. Dª. Itziar Sogo Aldamendi

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., SUCURSAL EN GRAND CAYMAN

/s/ Miguel Castillo Gitiérrez	/s/ Itziar Sogo Aldamendi
p.p. D. Miguel Castillo Gitiérrez	p.p. Dª. Itziar Sogo Aldamendi

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., SUCURSAL EN NUEVA YORK

/s/ Miguel Castillo Gitiérrez	/s/ Itziar Sogo Aldamendi
p.p. D. Miguel Castillo Gitiérrez	p.p. Dª. Itziar Sogo Aldamendi

BANCO CAIXA GERAL, S.A.

/s/ Piedad María Contreras Moyano	/s/ Primitivo Chamorro Tejado
p.p. Dª. Piedad María Contreras Moyano	p.p. D. Primitivo Chamorro Tejado

BANCO POPULAR ESPAÑOL, S.A.

/s/ Ana Cáceres Ares	/s/ Eduardo Martín Martínez
p.p. Dª. Ana Cáceres Ares	p.p. D. Eduardo Martín Martínez

BANCO DE SABADELL, S.A.

/s/ Gustavo Manuel Gutiérrez León	/s/ Fernando Rojas Cubas
p.p. D. Gustavo Manuel Gutiérrez León	p.p. D. Fernando Rojas Cubas

BANCO ESPAÑOL DE CRÉDITO, S.A.

/s/ Asier González Linaza	/s/ Susana González Menéndez
p.p. D. Asier González Linaza	p.p. Dª. Susana González Menéndez

BANCO SANTANDER, S.A.

/s/ César Vertiz Padamonte	/s/ Pablo Faustino Lastra Moreno
p.p. D. César Vertiz Padamonte	p.p. D. Pablo Faustino Lastra Moreno

BANCO SANTANDER, S.A., SUCURSAL EN NUEVA YORK

/s/ César Vertiz Padamonte	/s/ Pablo Faustino Lastra Moreno
p.p. D. César Vertiz Padamonte	p.p. D. Pablo Faustino Lastra Moreno

BANCO SANTANDER (MÉXICO, S.A.), INSTITUCIÓN DE BANCA MÚLTIPLE,

GRUPO FINANCIERO SANTANDER

/s/ Ángel Barranco Guadarrama	/s/ Javier Martín Robles
p.p. D. Ángel Barranco Guadarrama	p.p. D. Javier Martín Robles

BAYERISCHE HYPO-UND-VEREINSBANK A.G.

/s/ María Dolores Degner	/s/ Ana María Chaves López
p.p. Dª. María Dolores Degner	p.p. Dª. Ana María Chaves López

BBVA BANCOMER S.A., INSTITUCIÓN DE BANCA MÚLTIPLE GRUPO

FINANCIERO BBVA BANCOMER

/s/ Itziar Sogo Aldamendi	/s/ Elena Bugallal Cercadillo
p.p. Dª. Itziar Sogo Aldamendi	p.p. Dª. Elena Bugallal Cercadillo

CAIXA D’ESTALVIS I PENSIONS DE BARCELONA

/s/ Pablo Fernández Matabuena	/s/ Ignacio Bereciartua González
p.p. D. Pablo Fernández Matabuena	p.p. D. Ignacio Bereciartua González

CAJA DE AHORROS DE ASTURIAS

/s/ Rafael Caruana Careaga

p.p. D. Rafael Caruana Careaga

CAJA DE AHORROS DE GALICIA

/s/ Arturo Bermúdez Cachaza

p.p. D. Arturo Bermúdez Cachaza

CAJA DE AHORROS Y MONTE DE PIEDAD DE MADRID

/s/ Antonio San Segundo Hernández	/s/ Jorge Salamero Sanz
p.p. D. Antonio San Segundo Hernández	p.p. D. Jorge Salamero Sanz

CAJA DE AHORROS Y MONTE DE PIEDAD DE MADRID, AGENCIA EN MIAMI

/s/ Jaime González Lasso de la Vega	/s/ D. Jorge Salamero Sanz
p.p. D. Jaime González Lasso de la Vega	p.p. D. Jorge Salamero Sanz

CITIBANK INTERNATIONAL PLC, SUCURSAL EN ESPAÑA

/s/ Pedro López-Quesada Fernández-Urrutia

p.p. D. Pedro López-Quesada Fernández-Urrutia

IKB DEUTSCHE INDUSTRIEBANK AG, SUCURSAL EN ESPAÑA

/s/ Javier Mico Olcina

p.p. D. Javier Mico Olcina

ING BANK, N.V.

/s/ Gustavo Alberto de Rosa	/s/ Sergio Casado Gamez
p.p. D. Gustavo Alberto de Rosa	p.p. D. Sergio Casado Gamez

ING BANK, N.V., ACTUANDO A TRAVÉS DE SU SUCURSAL EN CURAÇAO

/s/ Gustavo Alberto de Rosa	/s/ Sergio Casado Gamez
p.p. D. Gustavo Alberto de Rosa	p.p. D. Sergio Casado Gamez

ING BELGIUM S.A., SUCURSAL EN ESPAÑA

/s/ Gustavo Alberto de Rosa	/s/ Sergio Casado Gamez
p.p. D. Gustavo Alberto de Rosa	p.p. D. Sergio Casado Gamez

INSTITUTO DE CRÉDITO OFICIAL

/s/ Antonio Bandrés Cajal

p.p. D. Antonio Bandrés Cajal

SANTANDER OVERSEAS BANK INC.

/s/ César Vertiz Padamonte	/s/ Pablo Faustino Lastra Moreno
p.p. D. César Vertiz Padamonte	p.p. D. Pablo Faustino Lastra Moreno

SOCIÉTÉ GÉNÉRALE

/s/ Álvaro Corominas Sunico	/s/ José Manuel Martín Barranco
p.p. D. Álvaro Corominas Sunico	p.p. D. José Manuel Martín Barranco

SOCIÉTÉ GÉNÉRALE, SUCURSAL EN NUEVA YORK

/s/ Álvaro Corominas Sunico	/s/ José Manuel Martín Barranco
p.p. D. Álvaro Corominas Sunico	p.p. D. José Manuel Martín Barranco

UNICREDIT S.P.A., SUCURSAL EN NUEVA YORK

/s/ Mario Campana	/s/ Federico Pozzolo
p.p. D. Mario Campana	p.p. D. Federico Pozzolo

UNICREDIT S.P.A., SUCURSAL EN ESPAÑA

/s/ Mario Campana	/s/ Federico Pozzolo
p.p. D. Mario Campana	p.p. D. Federico Pozzolo

U.S. BANK TRUST NATIONAL ASSOCIATION

THE BANK OF NEW YORK MELLON

THE BANK OF NEW YORK MELLON, INSTITUCIÓN DE BANCA MÚLTIPLE

SCOTIA INVERLAT CASA DE BOLSA, S.A. DE C.V., GRUPO FINANCIERO

SCOTIABANK INVERLAT

/s/ María Luisa Alonso Horcada

/s/ Rafael Monjó Carrió

p.p. Wilmington Trust (London) Limited

Dª. María Luisa Alonso Horcada

Con mi intervención

D. Rafael Monjó Carrió

ANNEX 1

PARTICIPATING CREDITORS

PART A

ABN AMRO BANK N.V.

ABN AMRO BANK N.V. SUCURSAL EN ESPAÑA

ATLANTIC SECURITY BANK

BANCA MONTE DEI PASCHI DI SIENA, S.P.A., SUCURSAL EN NUEVA YORK

BANCA MONTE DEI PASCHI DI SIENA, S.P.A., SUCURSAL EN LONDRES

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., SUCURSAL EN GRAND CAYMAN

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., SUCURSAL EN NUEYA YORK

BANCO CAIXA GERAL, S.A.

BANCO POPULAR ESPAÑOL, S.A. (anteriormente BANCO DE GALICIA, S.A.)

BANCO DE SABADELL, S.A.

BANCO ESPAÑOL DE CRÉDITO, S.A.

BANCO NACIONAL DE COMERCIO EXTERIOR, S.N.C.

BANCO NACIONAL DE MÉXICO S.A., INTEGRANTE DEL GRUPO FINANCIERO BANAMEX

BANCO SANTANDER, S.A.

BANCO SANTANDER, S.A., SUCURSAL EN NUEVA YORK

BANCO SANTANDER (MÉXICO), S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER

BANK OF AMERICA N.A.

BANK OF AMERICA N.A., SUCURSAL EN ESPAÑA

BARCLAYS BANK PLC

BAYERISCHE HYPO- UND VEREINSBANK AG

BAYERISCHE LANDESBANK

BBVA BANCOMER S.A., INSTITUCIÓN DE BANCA MÚLTIPLE GRUPO FINANCIERO BBVA BANCOMER

BNP PARIBAS

BNP PARIBAS, SUCURSAL EN SYDNEY

BNP PARIBAS, SUCURSAL EN PANAMÁ

BNP PARIBAS, SUCURSAL EN ESPAÑA

BRED BANQUE POPULAIRE

CAISSE REGIONALE DE CREDIT AGRICOLE MUTUEL DE PARIS ET D´ILE-DE-FRANCE

CAIXA D’ESTALVIS I PENSIONS DE BARCELONA

CAJA DE AHORROS DE ASTURIAS

CAJA DE AHORROS DE GALICIA

CAJA DE AHORROS Y MONTE DE PIEDAD DE MADRID

CAJA DE AHORROS Y MONTE DE PIEDAD DE MADRID, AGENCIA EN MIAMI

CALYON Société Anonyme

CALYON, SUCURSAL EN ESPAÑA

CALYON, SUCURSAL EN NEW YORK

CENTROBANCA, BANCA DI CREDITO FINAZIARIO E MOBILIARE S.P.A.

CITIBANK (BANAMEX USA)

CITIBANK INTERNATIONAL PLC, SUCURSAL EN ESPAÑA

CITIBANK N.A. NASSAU, SUCURSAL EN BAHAMAS

CITIBANK N.A.

COMERICA BANK

COMMERZBANK AG, SUCURSAL EN NUEVA YORK (anteriormente DRESDNER BANK AG, actuando a través de DRESDNER BANK AG, Sucursal en Nueva York)

COMMERZBANK AG, SUCURSAL EN LONDRES

CREDIT INDUSTRIEL ET COMMERCIAL, SUCURSAL EN LONDRES

DEUTSCHE BANK AG, SUCURSAL EN NEW YORK

DEUTSCHE BANK LUXEMBOURG S.A.

FORTIS BANK S.A./N.V.

FORTIS BANK S.A., SUCURSAL EN ESPAÑA

FORTIS BANK S.A./N.V., SUCURSAL EN ISLAS CAYMAN

HSBC BANK PLC, SUCURSAL EN ESPAÑA

HSBC MEXICO S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO HSBC

HSBC MEXICO S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO HSBC, ACTUANDO A TRAVÉS DE SU SUCURSAL EN ISLAS CAYMAN

IKB DEUTSCHE INDUSTRIEBANK AG, SUCURSAL EN ESPAÑA

ING BANK N.V.

ING BANK N.V., ACTUANDO A TRAVÉS DE SU SUCURSAL EN CURACAO

ING BELGIUM S.A., SUCURSAL EN ESPAÑA

INSTITUTO DE CRÉDITO OFICIALINTESA SANPAOLO S.P.A., SUCURSAL EN NUEVA YORK

INTESA SANPAOLO S.P.A., SUCURSAL EN ESPAÑA

JPMORGAN CHASE BANK, N.A.

JPMORGAN CHASE BANK, N.A., SUCURSAL EN ESPAÑA

LANDESBANK BADEN-WÜRTTEMBERG, SUCURSAL EN STUTTGART

LANDESBANK BADEN-WÜRTTEMBERG, SUCURSAL EN LONDRES

LLOYDS TSB BANK, PLC

LLOYDS TSB BANK, PLC, SUCURSAL EN ESPAÑA

MEDIOBANCA—BANCA DI CREDITO FINANZIARIO S.P.A.

MERRIL LYNCH INTERNATIONAL BANK LIMITED

MIZUHO CORPORATE BANK, LTD.

MIZUHO COPORATE BANK NEDERLAND, N.V.

MORGAN STANLEY BANK INTERNATIONAL LIMITED

SANTANDER OVERSEAS BANK INC.

SCOTIABANK EUROPE PLC

SCOTIABANK EUROPE PLC, SUCURSAL EN LONDRES

SOCIÉTÉ GÉNÉRALE

SOCIÉTÉ GÉNÉRALE, SUCURSAL EN NUEVA YORK

STANDARD CHARTERED BANK

TAKAREKBANK (MAGYAR)\

THE BANK OF NOVA SCOTIA

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., SUCURSAL EN ESPAÑA

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

THE ROYAL BANK OF SCOTLAND PLC

UNICREDIT S.P.A., SUCURSAL EN NUEYA YORK

UNICREDIT S.P.A., SUCURSAL EN ESPAÑA

WACHOVIA BANK, NATIONAL ASSOCIATION

WESTLB AG, SUCURSAL EN ESPAÑA

WESTPAC EUROPE LIMITED

PRINCIPAL LIFE INSURANCE COMPANY

RGA REINSURANCE COMPANY

SYMETRA LIFE INSURANCE COMPANY

SCOTISH RE (U.S.). INC.

GENERAL AMERICAN LIFE INSURANCE

NEW ENGLAND LIFE INSURANCE

METLIFE INSURANCE COMPANY OF CONNECTICUT

METROPOLITAN LIFE INSURANCE COMPANY

METROPOLITAN TOWER LIFE INSURANCE COMPANY

WESTERN NATIONAL LIFE INSURANCE COMPANY (FORMERLY AIG ANNUITY INSURANCE COMPANY)

AMERICAN GENERAL LIFE AND ACCIDENT INSURANCE COMPANY

AMERICAN INTERNATIONAL LIFE ASSURANCE COMPANY OF NEW YORK

MERIT LIFE INSURANCE CO.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

ING LIFE INSURANCE & ANNUITY COMPANY

ING USA ANNUITY AND LIFE INSURANCE COMPANY

RELIASTAR LIFE INSURANCE COMPANY

SECURITY LIFE OF DENVER INSURANCE COMPANY

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

JOHN HANCOCK LIFE INSURANCE COMPANY

MANULIFE LIC

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT

NEW YORK LIFE INSURANCE COMPANY

THRIVENT FINANCIAL FOR LUTHERANS

HARTFORD ACCIDENT AND INDEMNITY COMPANY

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY

HARTFORD LIFE INSURANCE COMPANY

AMCO INSURANCE COMPANY

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

NATIONWIDE LIFE INSURANCE COMPANY

NATIONWIDE MULTIPLE MATURITY SEPARATE ACCOUNT

NATIONWIDE MUTUAL INSURANCE COMPANY

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

BERKSHIRE LIFE INSURANCE COMPANY OF AMERICA

MONUMENTAL LIFE INSURANCE COMPANY

PACIFIC LIFE INSURANCE COMPANY

NATIONAL BENEFIT LIFE INSURANCE COMPANY

PRIMERICA LIFE INSURANCE COMPANY

SWISS RE LIFE & HEALTH AMERICA INC.

WESTPORT INSURANCE CORPORATION (FKA EMPLOYERS REINSURANCE CORPORATION)

ALLSTATE LIFE INSURANCE COMPANY

ALLIED IRISH BANKS PLC

BARCLAYS BANK PLC

GENWORTH LIFE INSURANCE COMPANY

GENWORTH LIFE INSURANCE COMPANY OF NEW YORK

ORIOLE CDO

PHL VARIABLE INSURANCE COMPANY

PHOENIX LIFE INSURANCE COMPANY

KNIGHTS OF COLUMBUS

THE OHIO NATIONAL LIFE INSURANCE COMPANY

AVIVA LIFE AND ANNUITY COMPANY

BENEFICIAL LIFE INSURANCE COMPANY

ENSURE INVESTMENT FUND

PART B

MORGAN STANLEY BANK, N.A.

COMERICA BANK & TRUST, NATIONAL ASSOCIATION

ANNEX 2

NOTEHOLDERS TRUSTEES

U.S. BANK TRUST NATIONAL ASSOCIATION

U.S. BANK TRUST NATIONAL ASSOCIATION

THE BANK OF NEW YORK MELLON

THE BANK OF NEW YORK MELLON

THE BANK OF NEW YORK MELLON

THE BANK OF NEW YORK MELLON

THE BANK OF NEW YORK MELLON, INSTITUCIÓN DE BANCA MÚLTIPLE

THE BANK OF NEW YORK MELLON, INSTITUCIÓN DE BANCA MÚLTIPLE

THE BANK OF NEW YORK MELLON, INSTITUCIÓN DE BANCA MÚLTIPLE

THE BANK OF NEW YORK MELLON, INSTITUCIÓN DE BANCA MÚLTIPLE

THE BANK OF NEW YORK MELLON, INSTITUCIÓN DE BANCA MÚLTIPLE

THE BANK OF NEW YORK MELLON, INSTITUCIÓN DE BANCA MÚLTIPLE

THE BANK OF NEW YORK MELLON, INSTITUCIÓN DE BANCA MÚLTIPLE

THE BANK OF NEW YORK MELLON, INSTITUCIÓN DE BANCA MÚLTIPLE

SCOTIA INVERLAT CASA DE BOLSA, S.A. DE C.V., CRUPO FINANCIERO SCOTIBANK INVERLAT

ANNEX 3

COPY OF THE INTERCREDITOR AGREEMENT